Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of Cumberland Pharmaceuticals Inc. (Company) on Form S-3 (No. 333-251308) and Form S-8 (No. 333-164376) of our report dated March 11, 2022, on our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Nashville, Tennessee
March 11, 2022